EXHIBIT 10.3

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of the 23rd day of March, 2006 (hereinafter referred to as this “Escrow Agreement” or this “Agreement”), by and among Xybernaut Corporation, a Delaware corporation and Xybernaut Solutions, Inc., a Virginia corporation, debtors and debtors-in-possession (together, “Xybernaut” or the “Company”), East River Capital LLC, a Delaware limited liability company (the “Lender”) and Skadden, Arps, Slate, Meagher & Flom LLP, as escrow agent (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, on July 25, 2005, Xybernaut filed petitions for relief under chapter 11 of title 11, United States Code, in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”); and

WHEREAS, Xybernaut and the Lender are parties to that certain Secured Promissory Note (the “Note”) and Security Agreement (collectively with the Note, the “Loan Documents”), each dated as of March 23, 2006, providing terms and conditions for the Lender to provide a debtor-in-possession financing facility (the “DIP Financing Facility”) to Xybernaut. Capitalized terms used and not defined shall have the meanings ascribed thereto in the Loan Documents; and

WHEREAS, the Loan Documents provide for establishment of escrow accounts into which a portion of the Loans will be deposited, to be released from escrow in accordance with the terms hereof; and

WHEREAS, the Escrow Agent has been irrevocably appointed as the representative of the interests of the parties to this Escrow Agreement to exercise such powers and perform such duties as are set forth in this Escrow Agreement; and

WHEREAS, the Escrow Agent has agreed to act as escrow agent, pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the mutual obligations and covenants set forth herein, Xybernaut, the Lender and the Escrow Agent do hereby covenant and agree as follows:

1. Designation of the Escrow Agent.

(a) Xybernaut and Lender hereby designate and appoint the Escrow Agent as escrow agent to serve in accordance with the terms of this Escrow Agreement. The Escrow Agent hereby accepts such appointment and agrees to perform the duties set forth herein.

(b) It is understood and acknowledged that the Escrow Agent is acting as counsel to the Lender in connection with the DIP Financing Facility and that the Escrow Agent will continue to so act notwithstanding its duties as Escrow Agent hereunder. The Escrow Agent’s acceptance of its appointment and performance of its duties hereunder shall not be deemed in any way to conflict with its professional obligations to the Lender, and neither Xybernaut nor the Lender, nor any of their respective heirs, transferees, successors and assigns, shall have, assert or maintain any claim or cause of action against the Escrow Agent or any of its partners or employees relating to or arising out of this Agreement except as may otherwise be provided for in Section 6(c) hereof.

2. Establishment of Escrow; Deposit of Escrowed Deposit. There is hereby deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of the following sums (the “Escrow Deposit”): (a) Four Hundred Thousand Dollars ($400,000), to be increased to a total of Six Hundred Thousand Dollars ($600,000) after entry of the Final DIP Order, to be held and reserved for distribution to the Lender or its designee in accordance with section 8 of the Note (the “Lender Reserve”), and (b) Five Hundred Thousand Dollars ($500,000) to be held and reserved for distribution in accordance with section 8 of the Note (the “Professionals Reserve”).

3. Records. The Escrow Agent shall keep records of the Escrow Deposit, interest earned and funds disbursed. Such records and amounts shall be available during customary business hours for inspection, examination and reproduction by the Company and the Lender.

4. Investment of the Escrow Deposit. The Escrow Agent shall have no discretion whatsoever with respect to the management, disposition or investment of the Escrow Deposit, and is not a trustee or fiduciary to the Company or the Lender. The Escrow Agent shall deposit the Escrow Deposit, together with any interest or dividends thereon or other distributions with respect thereto (collectively, the “Escrow Funds”), in an interest-bearing account of the Escrow Agent maintained at a bank for the purpose of receiving and maintaining escrowed funds and may commingle the Escrow Funds with other funds held in its “trustees account.” All interest paid by such bank on the Escrow Funds shall be held by the Escrow Agent for the account of the Lender. The Escrow Agent shall not be liable for interest on the Escrow Funds for any reason, including by reason of any delay or mistake in delivery of the Escrow Funds or in the computation of interest or any failure by such bank to pay interest. The Lender and the Company each shall provide tax identification numbers to the Escrow Agent.

5. Procedures for Disbursement of Escrow Funds. The Escrow Agent shall be authorized to make disbursements from the Escrow Funds in accordance with the following provisions, but not otherwise:

(a) Instruction From Lender. If at any time the Escrow Agent receives notice from the Lender, in the form annexed hereto as Exhibit A (a “Lender Notice”), certifying that the Lender or its designee is entitled to payment of Escrow Funds from the Lender Reserve and/or the Professionals Reserve pursuant to section 8 of the Note, providing instruction as to the disbursement of such Escrow Funds, and certifying that a copy of such Lender Notice has been provided to the Company, then five (5) business days after receipt of such Lender Notice, if the Escrow Agent has not received written notice from the Company that a dispute has arisen as to the disposition of the Escrow Funds held in the Lender Reserve and/or the Professionals Reserve, as applicable, or otherwise in connection with the Note and/or this Agreement, the Escrow Agent shall make such disbursement in accordance with the direction set forth in such Lender Notice. The Escrow Agent shall have no obligation to send notice of the distribution of such Escrow Funds to the Company.

(b) Instruction From Company. If at any time the Escrow Agent receives notice from the Company, in the form annexed hereto as Exhibit B (a “Company Notice”), certifying that a professional is entitled to payment of Escrow Funds from the Professionals Reserve pursuant to section 8 of the Note, providing instruction as to the disbursement of such Escrow Funds, and certifying that a copy of such Company Notice has been provided to the Lender, then five (5) business days after receipt of such Company Notice, if the Escrow Agent has not received written notice from the Lender that a dispute has arisen as to the disposition of the Escrow Funds held in the Professionals Reserve or otherwise in connection with this Agreement, the Escrow Agent shall make such disbursement in accordance with the direction set forth in such Company Notice. The Escrow Agent shall have no obligation to send notice of the distribution of such Escrow Funds to the Lender.

(c) If at any time there shall be delivered to the Escrow Agent written instructions executed by both the Company and the Lender directing the Escrow Agent as to the distribution of the Escrow Funds, or any portion thereof, then the Escrow Agent shall distribute the Escrow Funds, or such portion thereof, in accordance with such written instructions.

(d) The Escrow Agent is acting as a stakeholder only with respect to the Escrow Funds. If any dispute arises as to whether the Escrow Agent is obligated to deliver any of the Escrow Funds or as to whom the Escrow Funds are to be delivered or the amount thereof, or the Escrow Agent receives conflicting or ambiguous instructions from the Lender and/or the Company as to the distribution of Escrow Funds, the Escrow Agent shall not be required to make any delivery, but in such event the Escrow Agent may hold such Escrow Funds until receipt by the Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in such Escrow Funds, directing the disposition of such Escrow Funds, or in the absence of such authorization, the Escrow Agent may hold such Escrow Funds until receipt of a certified copy of a final judgment of the Bankruptcy Court or other court of competent jurisdiction directing the Escrow Agent as to the disposition of such Escrow Funds. The Escrow Agent may require, as a condition to the disposition of any Escrow Funds pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to the Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced, within thirty (30) days after receipt by the Escrow Agent of notice of any such dispute, or if the Escrow Agent is uncertain as to which party or parties are entitled to the Escrow Funds, the Escrow Agent may either (i) hold such Escrow Funds until receipt of (A) such written instructions and indemnification or (B) a certified copy of a final judgment of the Bankruptcy Court or other court of competent jurisdiction directing the Escrow Agent as to the disposition of such Escrow Funds, or (ii) deposit such Escrow Funds in the registry of the Bankruptcy Court; provided, however, that notwithstanding the foregoing, the Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

6. Escrow Agent’s Duties and Fees.

(a) Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. Except as provided herein, the Escrow Agent shall not be subject to, or have any liability or responsibility under, nor be obliged to recognize, any other agreements or directions or instructions of any of the parties hereto or any other person in carrying out its duties hereunder.

(b) Reliance. The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, (i) any written notice, instructions or requests furnished to it pursuant to the terms and provisions of this Escrow Agreement and believed by it to be genuine and to have been signed or presented by the parties in a timely fashion, and (ii) the advice of counsel. The Escrow Agent shall also be protected in refraining from acting upon any such notice, instructions or requests furnished to it and believed by it not to be genuine or timely furnished. The Escrow Agent shall be entitled to employ any such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s obligations hereunder, may rely on the advice of such counsel, and may pay such counsel reasonable compensation therefor, subject to reimbursement thereof as and to the extent provided in Section 6(e) herein.

(c) Indemnification. The Company and the Lender hereby agree, jointly and severally, to indemnify the Escrow Agent and its partners and employees for, and hold the Escrow Agent and such persons harmless against, any claims, losses, liabilities, judgments, costs and expenses (including, without limitation, causes of action, damages, attorneys’ fees, expenses and court costs) of any kind incurred by the Escrow Agent without willful misconduct or gross negligence on its part, arising out of or in connection with this Escrow Agreement and the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof. The Escrow Agent shall not be responsible or liable for any act or failure to act hereunder except in the case of its willful misconduct or gross negligence. This Section 6(c) will survive termination of this Agreement.

(d) Successor Escrow Agents. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving notice in writing of such resignation to the Company and the Lender, specifying the date upon which such resignation shall take effect. In addition, the appointment of the Escrow Agent may be terminated at any time by a writing signed by the Company, the Lender and the Escrow Agent. In the event of the resignation or termination of the Escrow Agent, the Lender shall appoint a successor before the effective date thereof and shall give written notice of such appointment to the Escrow Agent then serving and to the Company. Upon written demand by the successor Escrow Agent, written notice to the Company, and payment of the Escrow Agent’s fees and expenses by the Company or as provided in Section 6(e), including the fees and expenses of its counsel, the Escrow Funds shall be turned over promptly to such successor Escrow Agent, who shall thereupon be bound by all of the provisions hereof.

(e) Fees. The Escrow Agent is being compensated by the Lender in connection with its representation of the Lender as its counsel in connection with the DIP Financing Facility. The Escrow Agent shall be reimbursed by the Company for any expenses reasonably incurred by it in carrying out its duties hereunder, including the fees and expenses of its counsel. If the Company fails to pay any amounts due and owing to the Escrow Agent hereunder, the Lender shall direct the Escrow Agent to pay such amounts to the Escrow Agent from the Escrow Funds in the Lender Reserve and/or, upon the occurrence and during the continuance of an Event of Default under the Loan Documents, from the Escrow Funds in the Professionals Reserve.

(f) Additional Documents. The Company and the Lender agree to execute and deliver to the Escrow Agent such additional documents as it may reasonably request to evidence the provision of services hereunder.

(g) Liability Arising from Officer Action. Neither the Escrow Agent nor any of its partners or employees shall be liable to any person or party for any action taken or omitted to be taken by it or any of its partners or employees under this Agreement, except in the case of gross negligence, bad faith or willful misconduct by the Escrow Agent or any of its partners or employees.

(h) Failure to Name Successor in Timely Fashion. If the parties hereto shall fail to name a successor escrow agent within twenty (20) days after receipt by the parties of the Escrow Agent’s properly executed notice of resignation, the Escrow Agent may apply to the Bankruptcy Court or other court of competent jurisdiction for the appointment of a successor escrow agent.

7. Dispute Resolution. In the event that any dispute arises with respect to this Escrow Agreement or in the event that any claim is made with respect to the Escrow Funds, or the Escrow Agent is faced with inconsistent claims or demands by the parties, then the Escrow Agent shall have the right, at its option, to either hold the same pending written instruction from each of the Company and Lender or deposit the same with a court of competent jurisdiction pending the decision of such court, and the Escrow Agent shall be entitled to rely upon the decision of such court.

8. Consent to Jurisdiction and Service. The parties consent and submit to the jurisdiction of the Bankruptcy Court in connection with any action or proceeding brought against the parties hereto by the Escrow Agent arising out of or in relation to this Escrow Agreement. In any such action or proceeding the parties hereto each hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and agrees that service thereof may be made by certified or registered first class mail directed to the parties hereto at the addresses set forth in Section 10.

9. Termination. This Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of a written notice of termination executed by each of the Company and the Lender directing the distribution of all property then held by the Escrow Agent under and pursuant to this Agreement. This Agreement shall automatically terminate if and when all of the Escrow Funds shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

10. Notices. All notices, requests and other communications hereunder shall be in electronic, telephonic or written (including bank wire, telegram, telecopier, telex or similar writing) form and shall be given to the party to whom addressed, at its address or telephone, telecopier or telex number set forth below, or such other address or telephone, telecopier or telex number as such party may hereafter specify for the purpose by notice to the other parties listed below. Each such notice, request or communication shall be effective (i) if given by telephone, telex, telecopy or electronic means, when such communication is transmitted to the address specified below and the appropriate answer is received, (ii) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified below.

If to Xybernaut:
Perry L. Nolen, President Xybernaut Corporation 5175 Parkstone Drive Chantilly, VA 20151 Email: pnolen@xybernaut.com

Fax: (703) 480-0488 Phone: (703) 480-0480 With a copy to:
Thomas Cabaniss, Esq. McGuire Woods LLP

Bank of America Corporate Center

100 North Tryon Street, Suite 2900

Charlotte, NC 28202-4011

Email: tcabaniss@McGuireWoods.com

Fax: Phone:	(704) 373-4011 (704) 373-8953

If to Lender:
James A. Coyne East River Capital LLC 200 Nyala Farm Rd. Westport, CT 06880

Email: jacoyne@equisgroup.com

Fax:	(203) 341-9988

Phone: (203) 341-0515 With a copy to:
D.J. Baker, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square New York, 10036-6522 Email: djbaker@skadden.com

Fax: Phone:	(917) 777-2150 (212) 735-2150

If to the Escrow Agent:
Renee Johnson

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square New York, 10036-6522 Email: rjohnson@skadden.com

Fax: Phone:	(917) 777-3049 (212) 735-3049

11. Miscellaneous.

(a) Benefit of Parties. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Except as otherwise provided herein, no assignment or attempted assignment of this Escrow Agreement or any interest hereunder shall be effective without the written consent of the Company, the Investor and the Escrow Agent. Except as otherwise expressly set forth herein, no person shall be, or be deemed to be, a third party beneficiary of this Agreement.

(b) Governing Law. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

(c) Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be considered to be one agreement.

(d) Amendments; Waivers. This Escrow Agreement may be amended, waived, supplemented or otherwise modified only by a written instrument executed by all of the parties hereto. The waiver by any party hereto of a breach of any provision of this Escrow Agreement shall not operate or be construed as a waiver of any subsequent breach.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(f) Entire Agreement. This Escrow Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

[Signatures on following page]

IN WITNESS WHEREOF, each of the Lender, the Company and the Escrow Agent has signed or caused this Agreement to be signed by its duly authorized representative as of the date first above written.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP, as Escrow Agent	XYBERNAUT CORPORATION XYBERNAUT SOLUTIONS, INC.

By:/s/ Perry L. Nolen

By: /s/ D.J. Baker	Name: Perry L. Nolen Title: President & CEO

EAST RIVER CAPITAL LLC
By: /s/ James A. Coyne
Name: James A. Coyne
Title: Manager, East River LLC

Exhibit A

DISBURSEMENT NOTICE

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square New York, New York 10036 Attn:	Renee Johnson

In accordance with the provisions of Section 6 of the Escrow Agreement (the “Escrow Agreement”; capitalized terms used but not defined in this disbursement notice have the meanings ascribed to them in the Escrow Agreement), dated as of March      , 2006 among Xybernaut Corporation, Xybernaut Solutions, Inc., East River Capital LLC, and Skadden, Arps, Slate, Meagher & Flom LLP, as Escrow Agent (the “Escrow Agent”), the undersigned hereby directs the Escrow Agent to disburse Escrow Funds in the Lender Reserve [and/or the Professionals Reserve] as follows:

[Identify Payment Instructions]

The undersigned certifies that the payment instructions herein are in accordance with section 8 of the Note and that a copy of this notice has been provided to the Company.

EAST RIVER CAPITAL LLC

By:
Name:
Title:

cc: Xybernaut Corporation

Xybernaut Solutions, Inc.

Exhibit B

DISBURSEMENT NOTICE

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square New York, New York 10036 Attn:	Renee Johnson

In accordance with the provisions of Section 6 of the Escrow Agreement (the “Escrow Agreement”; capitalized terms used but not defined in this disbursement notice have the meanings ascribed to them in the Escrow Agreement), dated as of March      , 2006 among Xybernaut Corporation, Xybernaut Solutions, Inc., East River Capital LLC, and Skadden, Arps, Slate, Meagher & Flom LLP, as Escrow Agent (the “Escrow Agent”), the undersigned hereby directs the Escrow Agent to disburse Escrow Funds from the Professionals Reserve as follows:

[Identify Payment Instructions]

The undersigned certifies that the payment instructions herein are in accordance with section 8 of the Note and that a copy of this notice has been provided to the Lender.

XYBERNAUT CORPORATION XYBERNAUT SOLUTIONS, INC.

By:
Name:
Title:

cc: East River Capital LLC